Exhibit 11.01
                             UFP Technologies, Inc.
                 Statement of Computation of Per Share Earnings


                                                       1994              1995              1996
                                                       ----              ----              ----

Net income                                          $(2,513,548)         887,701         1,262,457

Primary earnings per share:
      Weighted average common shares
        outstanding
                                                      4,598,076        4,625,151         4,634,098

      Dilutive stock options and warrants
                                                              -          109,096           240,027
                                                    -----------        ---------         ---------

                                                      4,598,076        4,734,247         4,874,125
                                                    ===========        =========         =========

      Income per share                              $     (0.55)            0.19              0.26
                                                    ===========        =========         =========

Fully diluted earnings per share:
      Weighted average common shares
        outstanding
                                                      4,598,076        4,625,151         4,634,098
      Dilutive stock options and warrants
                                                          -              109,096           254,617
                                                    -----------        ---------         ---------

                                                      4,598,076        4,734,247         4,888,715
                                                    ===========        =========         =========

      Income per share                              $     (0.55)            0.19              0.26
                                                    ===========        =========         =========